Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

October 10, 2018

For further information, contact:

Nicole M. Weaver, Vice President, Director of Investor Relations

First Merchants Corporation – (765) 521-7619, nweaver@firstmerchants.com

H. Douglas Chaffin, President and Chief Executive Officer

MBT Financial Corporation – (734) 384-8123, doug.chaffin@monroe.bank

First Merchants Corporation and MBT Financial Corporation Announce the Signing of a Definitive Merger Agreement

(MUNCIE, IN. and MONROE, MI, October 10, 2018) -- First Merchants Corporation (NASDAQ: FRME) and MBT Financial Corporation (NASDAQ: MBTF) today announced they have executed a definitive agreement whereby MBT Financial Corporation will merge with and into First Merchants Corporation in a 100% stock transaction valued at approximately $290.9 million. Upon completion of the merger, Monroe Bank & Trust, will merge with and into First Merchants Bank.

Headquartered in Monroe, Michigan, MBTF operates 20 banking center locations in the southeastern Michigan area. Since its founding in 1858, Monroe Bank & Trust has grown to one of the largest community banks in Michigan. MBTF has total assets of $1.3 billion, total loans of $733 million, and total deposits of $1.1 billion (96% of which are core) and also earned a 1.51% return on average assets and 16.59% return on tangible common equity for the three months ended June 30, 2018. Additionally, as of June 30, 2018, MBTF had approximately $998 million of deposits in the Monroe, Michigan Metropolitan Statistical Area, ranking it first in deposit market share with approximately 50% of the market. MBTF’s Wealth Planning & Advisory Group has the fifth largest trust/investment services group among all banks in Michigan, with assets under management in excess of $700 million.

The merger agreement provides that shareholders of MBTF will have the right to receive 0.275 shares of First Merchants common stock for each share of MBTF common stock owned. Based on the closing price of First Merchants’ common stock on October 9, 2018 of $45.71 per share, the implied price of MBTF common stock is $12.57 per share.

The transaction is expected to be completed in the first quarter of 2019, subject to the affirmative vote of MBTF shareholders, regulatory approvals, and other customary conditions. The combined company, doing business as First Merchants Bank, expects to complete its integration during the third quarter of 2019.

First Merchants and MBTF will have combined assets of approximately $11 billion and will be the second largest financial holding company headquartered in Indiana. The combined company will have 134 banking offices in thirty-one Indiana counties, as well as two counties each in Michigan, Ohio and Illinois.

Michael C. Rechin, President and Chief Executive Officer of First Merchants, said, “Like First Merchants, Monroe Bank & Trust has a long history and a deep-rooted commitment to community banking and we are excited they have chosen to become the newest member of the First Merchants family. The MBTF franchise opens an entirely new contiguous banking market for us with a high-quality and prudently managed 160 year old institution. We believe that our strategy to be a service-driven alternative to our super-regional bank competitors will support the acceleration of Monroe Bank & Trust’s current initiatives while furthering our goal of growing as a high-performing company.”

Rechin added, “We expect this combination to be mutually beneficial to First Merchants and MBTF shareholders. We anticipate earnings per share accretion of approximately 2.7% in 2020 resulting in a tangible book value earnback of 3.3 years.”

In First Merchants Bank’s newly acquired market, the executive team will include Monroe Bank & Trust President and CEO, H. Douglas Chaffin; Wayne County President and Strategic Support Director, Scott McKelvey; Chief Lending Manager and Sales Director, Thomas Myers; and Wealth Planning, Advisory and Mentorship Director, Audrey Mistor. Mr. Chaffin will assume the role of Regional President.

Mr. Chaffin stated, “We believe our partnership with First Merchants will provide tremendous benefits to our customers, shareholders and communities as we look forward to continuing the legacy of exceptional customer service, local responsiveness and strong community engagement that has defined Monroe Bank & Trust for 160 years.”

Keefe, Bruyette & Woods, a Stifel Company, served as the financial advisor to First Merchants and legal advisor was Bingham Greenebaum Doll LLP.

Sandler O’Neill + Partners, L.P. and Donnelly Penman & Partners served as financial advisor to MBTF in this transaction and Shumaker, Loop & Kendrick, LLP served as legal advisor to MBTF.

CONFERENCE CALL

First Merchants Corporation will conduct a conference call and web cast to discuss the pending acquisition of MBTF at 10:30 a.m. (ET) on Wednesday, October 10, 2018.

To participate, dial (Toll Free) 877-507-0578 and reference First Merchants Corporation’s October 10th Conference Call. International callers please call +1 412-317-1073.

In order to view the webcast and presentation slides, please go to https://services.choruscall.com/links/frme181010.html during the time of the call.

Additional Information

Communications in this press release do not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any proxy vote or approval. The proposed merger will be submitted to MBT Financial Corporation. shareholders for their consideration. In connection with the proposed merger, it is expected that MBT Financial Corporation will provide its shareholders with a Proxy Statement, as well as other relevant documents concerning the proposed transaction. SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE MERGER WHEN IT BECOMES AVAILABLE, AS WELL AS ANY OTHER RELEVANT DOCUMENTS CONCERNING THE PROPOSED TRANSACTION, TOGETHER WITH ALL AMENDMENTS OR SUPPPLEMENTS TO THOSE DOCUMENTS, AS THEY WILL CONTAIN IMPORTANT INFORMATION.

MBT Financial Corporation and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of MBT Financial Corporation in connection with the proposed merger. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement regarding the proposed merger when it becomes available.

Forward Looking Statement

This press release contains forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can often, but not always, be identified by the use of words like “believe”, “continue”, “pattern”, “estimate”, “project”, “intend”, “anticipate”, “expect” and similar expressions or future or conditional verbs such as “will”, “would”, “should”, “could”, “might”, “can”, “may”, or similar expressions. These forward-looking statements include, but are not limited to, statements relating to the expected timing and benefits of the proposed merger (the “Merger”) between First Merchants Corporation (“First Merchants”) and MBT Financial Corporation, including future financial and operating results, cost savings, enhanced revenues, and accretion/dilution to reported earnings that may be realized from the Merger, as well as other statements of expectations regarding the Merger, and other statements of First Merchants’ goals, intentions and expectations; statements regarding the First Merchants’ business plan and growth strategies; statements regarding the asset quality of First Merchants’ loan and investment portfolios; and estimates of First Merchants’ risks and future costs and benefits, whether with respect to the Merger or otherwise. These forward-looking statements are subject to significant risks, assumptions and uncertainties that may cause results to differ materially from those set forth in forward-looking statements, including, among other things: the risk that the businesses of First Merchants and MBT Financial Corporation will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; expected revenue synergies and cost savings from the Merger may not be fully realized or realized within the expected time frame; revenues following the Merger may be lower than expected; customer and employee relationships and business operations may be disrupted by the Merger; the ability to obtain required governmental and shareholder approvals, and the ability to complete the Merger on the expected timeframe; possible changes in economic and business conditions; the existence or exacerbation of general geopolitical instability and uncertainty; the ability of First Merchants to integrate recent acquisitions and attract new customers; possible changes in monetary and fiscal policies, and laws and regulations; the effects of easing restrictions on participants in the financial services industry; the cost and other effects of legal and administrative cases; possible changes in the credit worthiness of customers and the possible impairment of collectability of loans; fluctuations in market rates of interest; competitive factors in the banking industry; changes in the banking legislation or regulatory requirements of federal and state agencies applicable to bank holding companies and banks like First Merchants’ affiliate bank; continued availability of earnings and excess capital sufficient for the lawful and prudent declaration of dividends; changes in market, economic, operational, liquidity, credit and interest rate risks associated with the First Merchants’ business; and other risks and factors identified in each of First Merchants’ filings with the Securities and Exchange Commission. Neither First Merchants nor MBT Financial Corporation undertake any obligation to update any forward-looking statement, whether written or oral, relating to the matters discussed in this presentation or press release. In addition, First Merchants’ and MBT Financial Corporation’s past results of operations do not necessarily indicate either of their anticipated future results, whether the Merger is effectuated or not.